EXHIBIT INDEX



(d)(2) Subadvisory Agreement, dated July 10, 2004, by and between American Express Financial Corporation and Threadneedle International Limited.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.